Exhibit 99.1

Viking Therapeutics Announces Positive Top-Line Results from Phase 2 Study of VK5211 in Patients Recovering from Hip Fracture

Study Achieves Primary Endpoint, Demonstrating Statistically Significant, Dose Dependent Increases in Lean Body Mass Ranging from 4.8% to 9.1% Following Treatment with VK5211

Statistically Significant Improvements also Achieved on Secondary Efficacy Endpoints

Conference Call Scheduled for 8:00 am ET Today

SAN DIEGO, CA – November 28, 2017 – Viking Therapeutics, Inc. (“Viking”) (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced positive results from a 12-week, Phase 2 clinical trial of VK5211 in patients who recently suffered a hip fracture.  Top-line data showed that the trial achieved its primary endpoint, demonstrating statistically significant, dose dependent increases in lean body mass, less head, following treatment with VK5211 as compared to placebo.  The study also achieved important secondary endpoints, demonstrating statistically significant increases in appendicular lean body mass and total lean body mass for all doses of VK5211, compared to placebo.  VK5211 demonstrated encouraging safety and tolerability in this study, with no drug-related serious adverse events (SAEs) reported.

VK5211, Viking’s lead program for muscle and bone disorders, is an orally available, non-steroidal selective androgen receptor modulator (SARM) designed to selectively stimulate muscle and bone formation with reduced activity in peripheral tissues such as skin and prostate.  The Phase 2 clinical trial was a randomized, double-blind, placebo-controlled, parallel group, international study designed to evaluate the efficacy, safety and tolerability of VK5211 in patients recovering from hip fracture surgery. A total of 108 patients were randomized to receive once-daily VK5211 doses of 0.5 mg, 1.0 mg, 2.0 mg, or placebo for 12 weeks.  Top-line results include:

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All doses of VK5211 demonstrated statistically significant increases in total lean body mass, less head, the study’s primary endpoint.  Placebo-adjusted increases in lean body mass were 4.8% at 0.5 mg (p < 0.005), 7.2% at 1.0 mg (p < 0.001), and 9.1% at 2.0 mg (p < 0.001).  These corresponded to placebo-adjusted increases of 1.6 kg at 0.5 mg (p < 0.005), 2.5 kg at 1.0 mg (p < 0.001), and 3.1 kg at 2.0 mg (p < 0.001).

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The proportion of patients experiencing at least a 5% increase in total lean body mass, less head, were 19% with placebo, 61% at 0.5 mg, 65% at 1.0 mg, and 75% at 2.0 mg (p < 0.01 for each).  The proportion of patients demonstrating at least a 2.0 kg gain in total lean body mass, less head, were 14% with placebo, 57% at 0.5 mg, 65% at 1.0 mg, and 81% at 2.0 mg (p < 0.01 for each).

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All doses of VK5211 produced statistically significant increases in appendicular lean body mass, a secondary efficacy endpoint.  Placebo-adjusted increases in appendicular lean body mass were 6.1% at 0.5 mg (p < 0.01), 9.0% at 1.0 mg (p < 0.001), and 10.2% at 2.0 mg (p < 0.001).  These corresponded to placebo-adjusted increases of 0.8 kg at 0.5 mg (p < 0.05), 1.3 kg at 1.0 mg (p < 0.001), and 1.4 kg at 2.0 mg (p < 0.001).

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All doses of VK5211 produced statistically significant increases in total lean body mass, including head, a secondary efficacy endpoint.  Placebo-adjusted increases in lean body mass were 4.7% at 0.5 mg (p < 0.005), 6.8% at 1.0 mg (p < 0.001), and 8.3% at 2.0 mg (p < 0.001).  These corresponded to placebo-adjusted increases of 1.7 kg at 0.5 mg (p < 0.005), 2.6 kg at 1.0 mg (p < 0.001), and 3.1 kg at 2.0 mg (p < 0.001).

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Patients receiving VK5211 demonstrated numerical improvements in certain exploratory assessments of functional performance, including the 6-minute walk test and short physical performance battery, compared with placebo.  These endpoints were not powered for significance.  Further evaluation of exploratory functional endpoints is underway.

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There were no significant differences in the rates of adverse events reported among patients receiving VK5211 compared with placebo.  There were no dose-related differences in reported adverse events among various VK5211 treatment groups.  No drug-related SAEs were observed in patients receiving VK5211.

“We are pleased that this trial succeeded in both the primary efficacy endpoint, as well as important secondary endpoints, demonstrating VK5211’s potential benefit in this setting.  The study achieved statistical significance at all doses with a clear dose-response and, in our view, provides compelling evidence of VK5211’s potent pharmacologic effect on muscle growth,” said Brian Lian, Ph.D., chief executive officer of Viking.  “We are also encouraged by VK5211’s preliminary safety and tolerability profile, particularly by the fact that no drug-related SAEs were observed.  This is important to note given the medically fragile profile of hip fracture patients, many of whom are older adults with multiple comorbidities requiring multiple concomitant therapies.  We are gratified to see VK5211 produce such robust pharmacologic effects along with a promising safety profile in this challenging population.”

“The degree of improvement in lean body mass in this group of older persons who are prone to losing muscle is impressive. Having a drug like this available that can be taken easily and safely soon after hip fracture would provide a valuable adjunct to other therapeutic strategies such as physical therapy and a protein-rich diet to boost patients’ chances for resuming usual activities,” said Jay Magaziner, PhD, MSHyg, Professor and Chair, Department of Epidemiology and Public Health at the University of Maryland School of Medicine and an international authority on the consequences of hip fracture.

Viking intends to present additional results from the Phase 2 study at an upcoming scientific conference(s).

Conference Call Today at 8:00 am ET

Viking will hold a conference call today at 8:00 am ET to discuss the results of the Phase 2 study of VK5211. To participate on the conference call, please dial (844) 850-0543 from the U.S. or (412) 317-5199 from outside the U.S.  Those interested in listening to the conference call live via the internet may do so by visiting the Investor Relations section of Viking’s website at www.vikingtherapeutics.com. An archive of the webcast will be available for 7 days on the company's website at www.vikingtherapeutics.com.

About VK5211

VK5211 is an orally available, non-steroidal selective androgen receptor modulator (SARM) in Phase 2 development for the treatment of patients recovering from non-elective hip fracture surgery.  VK5211 belongs to a family of novel orally available, non-steroidal SARM compounds based on tissue-specific gene expression and other functional, cell-based technologies.  Viking believes that VK5211 has the potential to produce the therapeutic benefits of testosterone with improved safety, tolerability and patient acceptance due to a tissue-selective mechanism of action and an oral route of administration.  In Phase 1 clinical trials, VK5211 demonstrated statistically significant increases in lean body mass among treated subjects following 21 days of treatment.  In a preclinical model of osteoporosis, VK5211 demonstrated improvements in bone mineral density, bone mineral content, bone strength, and other measures.

About Viking Therapeutics, Inc.

Viking Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders.  The company's research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients' lives.  Viking has exclusive worldwide rights to a portfolio of five therapeutic programs in clinical trials or preclinical studies, which are based on small molecules licensed from Ligand Pharmaceuticals Incorporated.  The company's clinical programs include VK5211, an orally available, non-steroidal selective androgen receptor modulator, or SARM, in Phase 2 development for the treatment and prevention of lean body mass loss in patients who have undergone hip fracture surgery, VK2809, a small molecule thyroid beta agonist in Phase 2 development for hypercholesterolemia and non-alcoholic fatty liver disease, and VK0612, a first-in-class, orally available drug candidate in Phase 2 development for type 2 diabetes.  Viking is also developing novel and selective agonists of the thyroid beta receptor for GSD Ia and X-linked adrenoleukodystrophy, as well as two earlier-stage programs targeting metabolic diseases and anemia.

Follow Viking on Twitter @Viking_VKTX.

Forward-Looking Statements

This press release contains forward-looking statements regarding Viking Therapeutics, including statements about Viking’s expectations regarding its development activities, timelines and milestones, as well as the company’s goals and plans regarding VK5211 and VK5211’s prospects. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the success, cost and timing of Viking’s product candidate development activities and clinical trials, including those for VK5211 and VK2809; risks that prior clinical and pre-clinical results may not be replicated; and risks regarding regulatory requirements, among others. These forward-looking statements speak only as of the date hereof.  Viking disclaims any obligation to update these forward-looking statements.

Contacts:

Viking Therapeutics, Inc.

Greg Zante

VP, Finance and Operations

858-704-4672

Vida Strategic Partners

Stephanie Diaz (Investors)

415-675-7401

sdiaz@vidasp.com

Tim Brons (Media)

415-675-7402

tbrons@vidasp.com